SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 1, 2010

HITTITE MICROWAVE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51448	04-2854672
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

20 Alpha Road, Chelmsford, Massachusetts 01824

(Address of principal executive offices) (Zip Code)

(978) 250-3343

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07               Submission of Matters to a Vote of Security Holders.

(a)           Hittite Microwave Corporation (the “Company”) held its 2010 Annual Meeting of Stockholders on May 6, 2010. The holders of 22,802,974 shares of common stock were present or represented by proxy at the meeting.

(b)           At the annual meeting, each of Stephen G. Daly, Ernest L. Godshalk, Rick D. Hess, Adrienne M. Markham, Brian P. McAloon, Cosmo S. Trapani and Franklin Weigold was elected as a director of the Company, to serve a one-year term expiring at the 2011 Annual Meeting of Stockholders. The votes cast in the election of directors were as follows:

Nominee	Votes For	Votes Withheld
Stephen G. Daly	22,028,097	201,354
Ernest L. Godshalk	22,169,678	59,773
Rick D. Hess	22,077,441	152,010
Adrienne M. Markham	22,181,827	47,624
Brian P. McAloon	22,181,579	47,872
Cosmo S. Trapani	22,175,032	54,419
Franklin Weigold	22,181,672	47,779

At the annual meeting, our stockholders also approved the proposal to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for 2010. The votes cast on this proposal were as follows:

Proposal	Votes For	Votes Against	Abstentions	Broker Non-Vote
To ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for 2010	22,513,991	282,088	6,895	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HITTITE MICROWAVE CORPORATION

	By:	/s/ Stephen G. Daly
Stephen G. Daly
Chief Executive Officer

Date: May 12, 2010